Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of August 26, 2009, by and between Trailer Bridge, Inc., a Delaware corporation (the “Company”), and Ivy Barton Suter (the “Executive”).

WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions stated in this Agreement; and

WHEREAS, Executive desires to be employed pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings stated herein, the parties agree as follows:

I.	Employment.

1.1 Employment As Executive. The Company hereby agrees to employ Executive as Chief Executive Officer (hereafter “CEO”) under the terms of this Agreement, and Executive accepts such employment pursuant to the terms of this Agreement. Executive shall be responsible for the general and active management of the business and affairs of the Company, subject to the control and direction of the Company’s Board of Directors (the “Board”). Executive shall from time to time make such reports of the affairs of the Company as the Board may require and shall perform such other duties as the Board may from time to time determine. In addition, the Executive shall serve as a director and/or officer of one or more of the Company’ subsidiaries if so elected or appointed from time to time.

1.2 Exclusive Services. Executive agrees to devote her full business time, attention, and energy to performing her duties and responsibilities to the Company under this Agreement during the period that this Agreement is in effect. During her employment with the Company, Executive shall not undertake any other business activity without the consent of the Board. Notwithstanding the foregoing, the Executive may serve on corporate, civic or charitable boards or committees and engage in private investment activities, provided that such activities do not materially interfere with the performance of the Executive’s duties hereunder or create a potential business conflict or the appearance thereof.

1.3 Non-Contravention. Executive hereby represents and warrants that, to her knowledge (after due inquiry), (i) she is not a party to, bound by or subject to, any written covenants against competition or similar covenants, and that she is not subject to any court order or other legal or fiduciary obligation, that would affect the performance of her obligations hereunder, and (ii) neither (a) Executive’s entering into this Agreement, nor (b) Executive’s carrying out the provisions of this Agreement, will violate any other agreement (oral or written) to which Executive is a party or by which Executive is bound. Executive will not disclose to, or use on behalf of, the Company any proprietary information of a third party without such party’s consent.

1.4 Location. Except for reasonable business travel, Executive shall perform the services and duties under this Agreement at the principal offices of the Company in the Jacksonville, Florida metropolitan area.

II.	Compensation, Equity Ownership, Benefits, and Perquisites.

2.1 Base Salary. During the term of her employment, the Company shall pay Executive a salary at the annual rate of $310,000, payable in accordance with the Company’s standard payroll policy. The salary shall be reviewed by the Compensation Committee of the Board (the “Compensation Committee”) on an annual basis and may be changed only by formal action of the Compensation Committee and the Board. The salary shall not be decreased without Executive’s prior written consent.

2.2 Vacations. For each twelve months of employment, Executive shall be entitled to four (4) weeks of paid vacation, which shall be earned and paid in accordance with the terms of the Company’s general vacation pay policy.

2.3 Bonuses. Executive shall work with the Compensation Committee to develop an incentive bonus pool program, which shall include a “claw-back” requirement, within 90 days following the Effective Date for the Company’s senior management, including Executive. Executive and the Company acknowledge and agree that the “claw-back” requirement will apply uniformly to all participants in the program. For each calendar year during the term of her employment, Executive shall be eligible to earn a portion of the bonus pool, as determined by the Compensation Committee (following consultation with Executive) and approved by the Board. Any cash bonus shall be payable as soon as practicable following the close of the calendar year, ordinarily within 30 days following the issuance of the year-end audit by the Company’s outside auditing firm, but in no event later than December 31 of such following calendar year. The Committee may, in its discretion, pay a bonus in the form of cash, restricted stock, options, other equity-based compensation or a combination of any of the same.

2.4 Benefits. During the term of her employment, Executive shall be entitled to the benefits and perquisites which the Company generally provides to its other executive employees under the applicable Company plans and policies. Executive’s participation in such benefit plans shall be on the same basis as applies to other executive employees of the Company and subject to the terms of applicable law, plan documents and insurance policies.

2.5 Employment Taxes and Withholding. Executive (i) recognizes that the compensation, benefits, and other amounts provided by the Company under this Agreement may be subject to federal, state, or local income taxes, and (ii) authorizes the Company to withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to applicable law.

2.6 Business Expenses. The Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of her duties and responsibilities during the term of her employment, including but not limited to travel, lodging, meals and other expenses reasonably incurred by Executive in connection with her employment with the Company, provided that said business expenses are incurred and substantiated in accordance with the Company’s reimbursable business expense policy in effect at the time. All out-of-pocket expenses incurred in a calendar year shall be submitted for reimbursement, generally within 30 days after the expense was incurred, and if properly submitted shall be paid within 30 days thereafter.

2.7 Equity Incentives. On the Effective Date, the Company shall award Executive non-qualified stock options to purchase 500,000 shares of Company common stock (the “Initial Grant”), with an exercise price equal to the “Fair Market Value” of the stock, as defined in the Company’s Incentive Stock Plan (generally the average closing price of the common stock for the ten business days immediately prior to the grant date). The terms of the stock options shall be governed by the terms of the Company’s Stock Incentive Plan (the “Plan”) including, without limitation, adjustments appropriate for stock splits, combinations and the like. Executive’s right to exercise such stock options shall vest in five (5) equal installments on each of the first five (5) anniversaries of the Effective Date, provided she remains employed with the Company on such date(s); and provided further, that (1) if Executive is employed by the Company upon the consummation of a McLean Group Sale (as defined below), then 50% of the then unvested stock options shall become fully vested and exercisable as of the date of the McLean Group Sale, (2) if Executive is employed by the Company upon consummation of a “Change in Control” (as defined below), then all options shall become fully vested and exercisable as of the date of the Change in Control, and (3) if during the two-year period following the Effective Date Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, then for vesting purposes, Executive shall be treated as having been employed through the second anniversary of the Effective Date (so that she will have a vested interest in 40% of the options, or options representing 200,000 shares(as adjusted to reflect stock splits, combinations and the like), upon such termination even though Executive otherwise was only 0% or 20% vested (as the case may be) as of the date of termination). In addition, (1) Executive shall be entitled to exercise such options through a cashless exercise method approved by the Board (which may be implemented through a broker-assisted cashless exercise), and (2) if Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, then the options shall be exercisable for the remainder of the original ten-year term following such termination. The parties agree that the Initial Grant, and Executive’s right to vest in such stock options in accordance with this Section 2.7, are material terms of this Agreement.

For purposes of this Section 2.7: (1) The term “McLean Group Sale” shall mean the sale of all or substantially all of the Company common stock owned by the McLean Group (other than to one or more members of the McLean Group). (2) The term “McLean Group” shall mean the following persons: Clara L. McLean, Nancy McLean Parker, Malcom P. McLean, Jr., Patricia McLean Mendenhall and Artis E. James, Jr. (3) The term “Change of Control” shall mean: (i) the consummation of a merger, reorganization, consolidation or similar transaction (or series of related transactions) which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain, immediately after such merger or consolidation (in substantially the same proportion as in effect immediately prior to such merger or consolidation), direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation; (ii) sale or other transfer of all or substantially all of the assets of the Company; (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange

Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then outstanding voting securities (other than an acquisition by a Company-sponsored employee benefit plan or by one or more members of the McLean Group); (iv) a liquidation or dissolution of the Company; or (v) a change in the composition of the Board occurring within a period of twenty-four (24) consecutive months, as a result of which fewer than a majority of the directors are Incumbent Directors. The Incumbent Directors shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company, which, in the aggregate, would result in a Change of Control, are related. (4) The term “Incumbent Directors” shall mean members of the Board who either (i) are members of the Board as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of members of the Board).

2.8 Equity Investment. Executive shall be provided an opportunity to purchase common stock of the Company pursuant to the form of stock purchase agreement attached hereto as Exhibit A.

2.9 Relocation Expenses. In connection with Executive’s establishment of a residence in the Jacksonville, Florida metropolitan area, the Company shall reimburse Executive for ordinary and reasonable costs incurred to pack, insure, transport and unpack the household furnishings and effects and for reasonable costs incurred with respect to Executive’s relocation of her residence (e.g., legal fees, mortgage fees, points and inspection costs), provided that such expenses are incurred within 12 months of the Effective Date and do not exceed, in the aggregate, $25,000. In addition, for a period of up to one year after the Effective Date, the Company shall reimburse Executive for the reasonable costs of round trip travel between Executive’s current residence and Jacksonville, Florida, provided such expenses do not exceed, in the aggregate, $12,000.

2.10 Indemnification. The Company shall indemnify Executive to the fullest extent permitted by the Delaware General Corporation Law if she is made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, including without limitation actions or proceedings by or in the right of the Company, by reason of the fact that she is or was a director, officer or employee of the Company or serves or served any subsidiary or any other enterprise as a director, officer or employee at the request of the Company, subject in each case to the limitations and exceptions in Delaware General Corporation Law. The foregoing indemnity shall be superseded by an indemnification agreement between the Company and Executive which agreement shall be identical to the Company’s indemnification agreements with other officers of the Company, and substantially identical with the Company’s indemnification agreements with the independent members of its Board, and such indemnification agreements shall include (without limitation) provisions that address the following matters: assurances with regard to D&O insurance, advancement of reasonable defense costs, and indemnification in compliance with the Delaware General Corporation Law. The Company shall enter into such indemnification agreement with Executive at the same time the Company enters into indemnification agreements with the directors and other officers of the Company, and in any event no later than the expiration of the Company’s current D&O insurance policy (July 8, 2010). The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification or the advancement of expenses which Executive may be entitled under the Company’s Certification of Incorporation or bylaws, any written agreement, Board of Directors’ resolution, vote of stockholders or otherwise.

III.	Employment Period

3.1 Term. The initial “Term” of Executive’s employment shall commence on August 26, 2009 (the “Effective Date”) and shall continue for a period of two (2) years thereafter. The Term automatically shall be extended for additional one-year periods, without action by the parties, unless at least sixty (60) days prior to its expiration, either party provides written notice to the other that the Term will not be so extended. Notwithstanding the foregoing, the Term shall end on the earlier of: (i) the date of Executive’s death or Disability, (ii) the date Executive’s employment is involuntarily terminated with or without Cause, or (iii) the date Executive terminates her employment with or without Good Reason.

3.2 Definitions. For purposes of this Agreement:

(a) The term “Cause” means: (i) Executive’s indictment for, conviction of, or plea of guilty or no contest to, any fraud, embezzlement, theft or felony; (ii) any material breach of fiduciary duty by Executive or breach of the provisions of Article V; (iii) any gross negligence in the performance, or intentional non-performance, of duties by the Executive (other than as a result of an illness or injury); or (iv) any willful conduct by Executive that would have a material negative impact on the moral, professional standing or reputation of Executive or the Company; provided that if such conduct described in (iii) or (iv) may be cured within a reasonable period of time, the Company has provided Executive with notice (specifying in detail the alleged non-performance or conduct) and an opportunity of no less than thirty (30) days following such notice to cure such conduct and Executive fails to timely cure such conduct. For purposes of this Section 3.2(a), no act, or failure to act, on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. If the Company provides written notice to Executive that the term of the Agreement will not be extended for an additional year pursuant to Section 3.1, Executive shall be deemed to have been involuntarily terminated without Cause.

(b) The term “Good Reason” means: one or more of the following conditions, but only if (i) such condition was not consented to by Executive in advance or subsequently ratified by Executive in writing, (ii) such condition remains in effect thirty (30) days after Executive gives written notice to the Board of Executive’s intention to terminate her employment for Good Reason, which notice specifically identifies such condition, and (iii) Executive gives such notice within ninety (90) days of the initial existence of such condition:

(1) a material diminution in Executive’s base salary;

(2) a material diminution in Executive’s authority, duties, or responsibilities as measured against such authority, duties or responsibilities immediately prior to such change; or

(3) any other action or inaction by the Company that constitutes a material breach of this Agreement (including, without limitation, (A) a breach of Section 8.3 hereof, (B) a requirement that Executive be based at a location other than the principal executives offices of the Company without Executive’s consent, (C) a requirement that Executive work at a location other than Jacksonville, Florida, other than for reasonable business travel, without Executive’s consent, or (D) any termination of Executive’s employment by the Company not in compliance, in all material respects, with the terms of this Agreement).

(c) Executive shall be deemed to have a “Disability” if, as a result of any illness, injury, accident or condition of either a physical or psychological nature, she becomes unable to perform substantially all of her duties and responsibilities hereunder for ninety (90) consecutive days or eighty (80) business days during any period of three hundred and sixty-five (365) consecutive calendar days. If any question shall arise as to whether during any period Executive is Disabled, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom Executive or her duly appointed guardian, if any, has no reasonable objection to determine whether Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on Executive.

IV.	Payments After Termination.

4.1 Final Compensation. Following the termination of the Term pursuant to Section 3.1 the Company shall pay and provide to Executive (or her designated beneficiary or, if no beneficiary has been designated by Executive in writing, to her estate): (i) any base salary earned but not paid during the final payroll period of Executive’s employment through the date of the termination, (ii) any vacation time earned but not used through the date of the termination, (iii) any bonus compensation awarded for the calendar year preceding that in which the termination occurs, but unpaid on the date of the termination, (iv) reimbursement of any business expenses incurred by Executive but not reimbursed on the date of termination, provided, that such expenses and required substantiation are submitted within thirty (30) days of termination (and are reimbursable under the Company’s expense reimbursement policy), and (v) any benefits accrued under the Company’s employee benefit plans for the period up to and including such termination (all of the foregoing, “Final Compensation”). Such Final Compensation shall be paid within the earlier of ninety (90) days following the termination or March 15th of the calendar year following the termination, provided that any benefits accrued under the Company’s employee benefit plans shall be paid in accordance with the terms of such plans.

4.2 Severance. In the event the Company terminates Executive’s employment without Cause or Executive resigns with Good Reason, the Company shall continue for a period of eighteen (18) months following such termination to: (i) pay to Executive her base salary in effect on the date of termination (disregarding any decrease that may have been the basis for such termination), payable in accordance with the Company’s normal payroll schedule, and (ii) if

Executive elects to continue group medical benefits under the terms of COBRA, pay the same portion of such premiums as if Executive remained a full time executive with the Company (all of the foregoing, the “Severance”).

4.3 Release. Any obligation of the Company to pay the Severance benefits is conditioned upon Executive (i) timely signing and returning to the Company, and not revoking, a general release of claims substantially in the form attached hereto as Exhibit B (the “Release of Claims”), and (ii) complying in all material respects with the post-termination obligations of this Agreement. The Severance benefits shall not be payable until at least five business days following the later of the effective date of the Release of Claims or the date the Release of Claims, signed by the Executive, is received by the Company.

4.4 409A Deferred Compensation Limits. To the extent that any Severance payment constitutes a “deferral of compensation” subject to Code Section 409A (a “409A Severance Payment”), then, (A) in the event that a termination of Executive’s employment constitutes a “separation from service” as defined in Treasury Regulation 1.409A-1(h) (“Separation From Service”), and (B) if on the date of the Executive’s Separation From Service, the Executive is a “specified employee,” as such term is defined in Treas. Reg. Section 1.409A-1(h), as determined from time to time by the Company, then such 409A Payment shall not be made to the Executive earlier than the earlier of (i) six (6) months after the Executive’s Separation from Service; or (ii) the date of her death. The 409A Severance Payments under this Agreement that would otherwise be made during such period shall be aggregated and paid in one lump sum, without interest, on the first business day following the end of the six (6) month period or following the date of the Executive’s death, whichever is earlier, and the balance of the 409A Payments, if any, shall be paid in accordance with the applicable payment schedule provided in this Section 4. For purposes of clarification under Code Section 409A, as a result of the Severance payment schedule described above, no Severance payment to which Executive is entitled shall be paid later than the last day of the second taxable year of the Executive following the taxable year of the Executive’s Separation From Service.

V.	Non-Competition, Confidentiality and Trade Secrets.

5.1 Agreement Not to Compete. Executive agrees that, during the Term and for the period of eighteen (18) months following the termination of her employment for any reason, she will not, unless she receives the prior written approval of the Board, directly or indirectly engage in any of the following actions:

(a) Own an interest in, manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, member, consultant or otherwise, any entity that is engaged in a Competitive Business. For purposes of this Agreement, “Competitive Business” means a business entity engaged in the shipping trade between the United States and any ports the Company is serving, or is actively planning to serve, determined as of such date (but not beyond the date Executive’s employment terminates for any reason), which the parties agree, as of the Effective Date, currently includes companies serving Puerto Rico (e.g., Sea Star Line, Crowley and Horizon Lines) and the Dominican Republic. This subsection (a) shall not preclude Executive from passively owning less than one percent (1%) of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which stock is listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System, or traded in the over-the-counter market.

(b) Solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any person who is employed by or otherwise engaged to perform services for the Company (including, but not limited to, any independent sales representatives or organizations) whether for Executive’s own account or for the account of any other individual, partnership, firm, corporation or other business organization.

(c) Solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any persons or entity who is, or was within the then most recent 12-month period, a customer or client of the Company (including a prospective client or customer the Company is actively pursuing), whether for Executive’s own account or for the account of any other individual, partnership, firm, corporation or other business organization.

5.2 Confidential Information. Executive acknowledges that, as CEO, she will be exposed to the Company’s Trade Secrets and Confidential Information. She therefore agrees to be subject to the following provisions:

(a) All documents, records, tapes and other media of every kind and description relating to the business of the Company or its affiliates and any copies, in whole or in part, thereof which contain Trade Secrets and Confidential Information shall be the sole and exclusive property of the Company.

(b) At no time during the term of this Agreement and thereafter will Executive, directly or indirectly, except in good faith performance of her obligations to the Company, disclose to any third party (including any person, firm, or corporation) any Trade Secrets and Confidential Information of the Company.

(c) As used herein “Trade Secrets and Confidential Information” of the Company includes any plan, method, or know-how, in connection with all phases of the Company’s business, including, without limitation, systems, procedures, software, manuals, confidential reports, customer lists, personnel information, financial information (including the revenues, costs or profits associated with any of the Company’s activities), business plans, prospects or opportunities and bidding practices and information disclosed to Executive by the Company, or any employee or representative of the Company, or any customer or vendor of the Company, whether or not acting in such capacity, as a consequence of his, her or its past, present, or future relationship with the Company.

(d) The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known without a breach of this Agreement, (ii) is required to be disclosed by legal process, provided Executive gives the Company prompt notice of any alleged required disclosure and reasonably cooperates with the Company in seeking to avoid such disclosure or obtaining a protective order, or (iii) is already known to Executive other than solely as a result of her discussions with the Company and its agents about becoming the CEO.

5.3 Return of Records and Property. Upon termination of her employment with the Company, Executive shall promptly deliver to the Company any and all Company records and any and all Company property in her possession or under her control (excluding Executive’s personnel information, copies of this Agreement, and summaries of the Company’s employee benefit plans and other compensatory arrangements), including without limitation, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any Trade Secrets and Confidential Information, and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company.

5.4 Nondisparagement. During the Term and thereafter, Executive shall not directly or indirectly make or publicize any oral or written statements that are in any way disparaging or negative about the Company or its business or services, or its officers or directors, successors or assigns, and the Company shall direct its officers and directors not to directly or indirectly make or publicize any oral or written statements that are in any way disparaging or negative about Executive (collectively, “Disparaging Statements”). The types of statements contemplated hereby include, but are not limited to, any statement which would reasonably be likely to cause or tend to cause an adverse impact on the reputation of the subject of the Disparaging Statement or cause a reasonable person to negatively alter such person’s opinion of the subject of the Disparaging Statement in a material manner (excluding statements such as: “no comment” or “the parties are subject to a mutual confidentiality/nondisparagement agreement”). Notwithstanding the foregoing, either party may respond to a lawful subpoena or court order and testify truthfully as to matters requested therein without being deemed to make a Disparaging Statement, provided that the party receiving any such subpoena or court order shall give the other party prompt written notice of the receipt thereof (so as to provide the other party with an opportunity to challenge such subpoena or court order or seek a protective order). Nothing in this Section 5.4 shall be deemed to restrict (1) Executive from pursuing her rights as a stockholder of the Company or from pursuing her rights under this Agreement, or (2) the Company from pursuing its rights under this Agreement.

5.5 Remedies. The Executive acknowledges that she has carefully read and considered all the terms and conditions of Article V hereof. Executive agrees without reservation that each of the restraints contained in Article V is necessary for the reasonable and proper protection of the goodwill, Trade Secrets and Confidential Information and other legitimate interests of the Company and its affiliates. Executive further acknowledges that, were she to breach any of the covenants contained in Article V, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Executive of any of the covenants in Article V, without having to post bond. If the scope of the restrictions in this Section V are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent she may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them. The parties further agree that, in the event that any provision of Article V hereof shall be determined by any court of competent jurisdiction to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The eighteen month periods referenced in Section 5.1 shall be extended on a day-for-day basis for each day during which Executive violates the provisions of Section 5.1 in any respect, so that Executive is restricted from engaging in the activities prohibited by Section 5.1 for a full eighteen months following termination of employment.

VI.	Cooperation.

After the Term, Executive agrees to cooperate with the Company and its counsel with reasonable requests in the handling or investigation of any administrative charges, government inquiries or lawsuits involving the Company that relate to matters that arose while Executive was an employee of the Company, unless the Company is in default under this Agreement. The Company will reimburse Executive for any reasonable out-of-pocket expenses Executive incurs by reason of such cooperation and, unless the Company’s request is for Executive to testify in a legal proceeding, any documented loss of income. The Company will use its reasonable best efforts to minimize any interruption to Executive’s business activities in connection with her cooperation in such matters as provided for in this paragraph.

VII.	Assignment of Inventions and Original Works

7.1 Inventions and Original Works Assigned to the Company. Executive hereby agrees to make prompt written disclosure to the Company, to hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, all of Executive’s right, title and interest in and to any patents, ideas, inventions, original works of authorship, developments, improvements or trade secrets which Executive may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the Term of this Agreement if such idea, invention, original works of authorship, developments, improvements, or trade secrets are in any way, directly or indirectly, related to the Company’s business as now conducted or as may be conducted in the future.

7.2 Made for Hire. Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of this Agreement and which are protected by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

7.3 Obtaining Letters Patent, Copyright Registrations and Other Protections.

(a) With respect to the intellectual property identified in Sections 7.1 and 7.2, Executive agrees to assist the Company to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end, Executive shall execute, verify and deliver (A) such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof and (B) assignments of such proprietary rights to the Company or its designee.

(b) Executive’s obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of Executive’s employment. In connection with any such request by the Company, the Company will attempt to accommodate Executive’s schedule, will give her reasonable notice in advance of the times in which her assistance is needed, and will reimburse her for any reasonable travel-related or other reasonable expenses incurred by her in connection with such assistance.

(c) In the event the Company is unable for any reason, after reasonable good faith effort, to secure Executive’s signature on any document needed in connection with the actions specified in the preceding paragraph, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Executive. Such appointment is coupled with an interest. Executive hereby waives and quitclaims to the Company any and all claims of any nature whatsoever which Executive now or may hereafter have for infringement of any proprietary rights assigned to the Company.

VIII.	Miscellaneous

8.1 Amendment. This Agreement may be amended only in a writing that is signed by both parties.

8.2 Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire understanding of the parties with regard to the employment of the Executive by the Company. There are no other agreements, conditions, or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements, promises, and representations relating to the employment of Executive by the Company.

8.3 Assignment. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. “Company” means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes this agreement by operation of law or otherwise. Executive acknowledges that the services to be rendered by her are unique and personal. Accordingly, Executive may not assign any of her rights or obligations under this Agreement.

8.4 Successors. Subject to Section 8.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Executive’s heirs and the personal representative of Executive or Executive’s estate.

8.5 Notices. Any notice, consent, waiver or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been delivered: (a) upon receipt, when delivered personally; or (b) one business day after deposit for next-day delivery with a nationally-recognized overnight courier service, in each case properly addressed to the party to receive the same, addressed as follows:

If to the Company, to:

William G. Gotimer, Jr. E

Executive Vice President, General Counsel & Secretary

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

If to Executive, to:

Ivy Barton Suter

180 Lobelia Lane

Waynesville, North Carolina 28786

or to such other addresses as either party may be designate in writing to the other party from time to time.

8.6 Separate Representation. Executive hereby acknowledges that she has sought and received independent advice from counsel of Executive’s own selection in connection with this Agreement, that she has not relied to any extent on any representative or counsel of the Company in deciding to enter into this Agreement, and that she agrees that the rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

8.7 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by a person specifically authorized to do so by the Board.

8.8 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal, or unenforceable provision shall be deemed replaced by a provision that is valid, legal, and enforceable and that comes closest to expressing intention of the parties.

8.9 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of law principles.

8.10 Headings. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning of interpretation of any of the provisions of this Agreement.

8.11 Counterparts. This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

8.12 Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and accordingly, to the maximum extent permitted, the Employment Agreement shall be interpreted to be in compliance therewith or exempt therefrom. Whenever a payment under the Employment Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within ninety (90) days following Executive’s Separation From Service”), the actual date of payment within the specified period shall be within the sole discretion of the Company. With respect to reimbursements (whether such reimbursements are for business expenses or, to the extent permitted under the Company’s policies, other expenses) and/or in-kind benefits, in each case, that constitute deferred compensation subject to Code Section 409A, each of the following shall apply: (1) no reimbursement of expenses incurred by Executive during any taxable year shall be made after the last day of the following taxable year of Executive, (2) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a taxable year of Executive shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, to Executive in any other taxable year, and (3) the right to reimbursement of such expenses or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

[Remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

TRAILER BRIDGE, INC.

By:	/s/ Douglas E. Schimmel
Douglas E. Schimmel
Chairman, Compensation Committee

IVY BARTON SUTER

/s/ Ivy Barton Suter

EXHIBIT A

[Trailer Bridge Letterhead]

August     , 2009

Ivy Barton Suter (“Buyer”)

180 Lobelia Lane

Waynesville, NC 28786

Re: Stock Purchase and Sale

Dear Ivy:

This letter agreement sets forth the terms of your purchase of common stock from Trailer Bridge, Inc. (the “Company”) in connection with your appointment as the new chief executive officer of the Company.

1. Purchase and Sale of Stock. The Company hereby sells to you, and you purchase from the Company, a total of          shares of common stock of the Company (the “Shares”), at a purchase price for the Shares is $     per Share, for an aggregate price of $250,000, paid in cash, receipt of which the Company hereby acknowledges. The price represents the closing bid price for the Company’s common stock on the Nasdaq Global Market immediately prior the execution of this letter agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants, which representations and warranties shall survive the closing, that the Shares have been duly authorized and are fully paid and non-assessable.

3. Buyer’s Representations and Warranties.

a. Buyer is a citizen of the United States and qualifies as an “accredited investor” as defined by the Securities and Exchange Commission.

b. Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s common stock and has had the opportunity to obtain such information from the Company as Buyer has deemed appropriate concerning the Company and its business in order to evaluate such investment.

c. Buyer is acquiring the Shares for investment purposes and not with a view to the public distribution thereof.

d. Buyer understands that the Shares constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933 (the “Act”), will bear restrictive legends referring to transfer restrictions imposed on restricted securities, and may not be sold in the open market without complying with Rule 144’s six-month holding period and without compliance with the other requirements of Rule 144, unless the sale is registered under the Act or made in reliance on one or more other exemptions from registration.

TRAILER BRIDGE, INC.

By:

Print Name:

Title:

IVY BARTON SUTER

Date:

Exhibit B

Release of Claims

The undersigned, Ivy Barton Suter (the “Executive”), for and in consideration of the promise by Trailer Bridge, Inc. (the “Company”) to pay the Severance benefits (as defined in Section 4.2 of that certain Employment Agreement by and between the Executive and the Company, dated             ), hereby agrees as follows:

1. The Executive, on behalf of herself, her heirs, executors, administrators and assigns, hereby irrevocably and unconditionally releases the Company and all parent companies, subsidiaries, affiliates and related entities, together with all of their current, former and future employees, directors, partners, members, shareholders, officers, agents, attorneys, representatives, predecessors, successors, assigns, and the like, and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising on or before the date the Executive signs this Release of Claims, including, but not limited to, claims arising out of or related to the Executive’s employment with the Company or the termination of that employment and claims under Federal, state or local laws prohibiting any form of discrimination, including without limitation, discrimination on the basis of age, as prohibited by the Age Discrimination in Employment Act. The Executive further agrees to waive irrevocably any right to recover under any claim that may be filed on the Executive’s behalf by or with the EEOC or any other federal, state or local government entity, relating to the Executive’s employment with the Executive or the termination of that employment.

2. The Executive represents and warrants that the Executive has not filed any complaints or charges or lawsuits against the Company or any other Releasee with any governmental agency or court, and the Executive has not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein which is released under Paragraph 1 above.

3. The Executive represents and acknowledges that: she has been given a period of twenty-one (21) days to consider this Release of Claims; she has read this Release of Claims, understands the terms of the Release of Claims and has been given an opportunity to ask questions of the Company’s representatives; and she has been advised to consult with an attorney prior to signing this Release of Claims.

4. The Executive further represents that in signing this Release of Claims she does not rely, and has not relied, on any representation or statement not set forth in this Release of Claims made by any representative of the Company or any other Releasee with regard to the subject matter, basis or effect of this Release of Claims or otherwise.

5. For a period of seven (7) days after the date the Executive signs this Release of Claims, the Executive has the right to revoke this Release of Claims by delivering written notice of revocation to             , at the offices of the Company at             . To be effective, such revocation must be received prior to close of business (5:00 p.m.) on the seventh day following the date on which the Executive signs this Release of Claims. The Release of Claims shall not be effective or enforceable, and the Executive shall not be entitled to payment of any Severance benefits, unless and until seven (7) days have elapsed from the date the Executive signs and delivers this Release of Claims and the Executive has not revoked the Release of Claims.

6. Executive agrees that she will not at any future time seek employment or reemployment with the Company or any of the Releasees, and that the Releasees shall not be liable for any damages now or in the future because any Releasee refuses to employ Executive for any reason whatsoever.

7. Executive understands that this Release of Claims does not cancel or otherwise diminish any post-employment obligations on the part of the Executive under any agreement with the Releasees, including, but not limited to, obligations relating to confidentiality or the use of confidential information, disclosure of inventions or intellectual property, non-solicitation of customers or employees, and non-competition with the Company.

8. This Release of Claims shall be governed by the substantive laws of the State of Florida, without regard to its rules concerning conflicts of laws. If any provision of this Release of Claims or the application thereof to any situation is held invalid, the invalidity shall not affect the other provisions or applications of this Release of Claims which can be given effect without such invalid provisions or applications and, to this end, the provisions of this Release of Claims are declared to be severable, provided, however, that if the release provided for in Paragraph 1 above (or any part thereof) is found to be invalid, the parties shall negotiate a modification to such release to ensure the maximum enforceability permitted by law.

EXECUTIVE:

Date:
Ivy Barton Suter